                                                                    EXHIBIT 99.1






                                 OFC CORPORATION

                              FINANCIAL STATEMENTS
                             AS OF DECEMBER 31, 1997
                                  TOGETHER WITH
                          INDEPENDENT AUDITOR'S REPORT

                                 OFC CORPORATION

                                    CONTENTS
                           DECEMBER 31, 1997 AND 1996

                                                                           PAGES
                                                                           -----

INDEPENDENT AUDITOR'S REPORT ...........................................       1

FINANCIAL STATEMENTS:

  Balance Sheets .......................................................       2

  Statements of Operations .............................................       3

  Statements of Changes in Stockholders' Equity ........................       4

  Statements of Cash Flows .............................................       5

  Notes to Financial Statements ........................................    6-13

                          INDEPENDENT AUDITOR'S REPORT



To the Board of Directors of OFC Corporation:

We have audited the accompanying balance sheets of OFC Corporation (a New Hampshire corporation) as of December 31, 1997 and 1996, and the related statements of operations, changes in stockholders' equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of OFC Corporation as of December 31, 1997 and 1996, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.

/s/ Alexander Aronson Finning
-------------------------------------
Alexander Aronson Finning
Certified Public Accountants

21 East Main Street
Westborough, Massachusetts  01581


January 20, 1998

                                 OFC CORPORATION

                            STATEMENTS OF OPERATIONS
                 FOR THE YEARS ENDED DECEMBER 31, 1997 AND 1996


                                                    1997               1996
                                                    ----               ----

REVENUES                                         $13,902,400        $12,601,700

COST OF REVENUES                                   8,574,300          7,570,200
                                                 -----------        -----------

       Gross profit                                5,328,100          5,031,500

SELLING, GENERAL AND ADMINISTRATIVE
  EXPENSES                                         4,496,500          2,729,400
                                                 -----------        -----------

       Income from operations                        831,600          2,302,100
                                                 -----------        -----------

OTHER INCOME (EXPENSES):
  Interest income                                     40,500             45,300
  Interest expense                                  (217,400)          (250,200)
  Other income                                        18,200            103,300
  Loss on investments                                (79,500)          (313,200)
                                                 -----------        -----------

       Total other income (expenses)                (238,200)          (414,800)
                                                 -----------        -----------

       Income from operations before state
          income tax expense                         593,400          1,887,300

STATE INCOME TAX EXPENSE                              33,600             67,100
                                                 -----------        -----------

       Net income                                $   559,800        $ 1,820,200
                                                 ===========        ===========












        The accompanying notes are an integral part of these statements.

                                 OFC CORPORATION

                                 BALANCE SHEETS
                           DECEMBER 31, 1997 AND 1996


                                     ASSETS

                                                        1997            1996
                                                        ----            ----

CURRENT ASSETS:
  Cash and cash equivalents                          $  417,100      $  925,300
  Marketable securities                                  12,400         173,200
  Accounts receivable - trade, net of
    allowance for doubtful accounts of
    $43,200 and $28,600 in 1997 and 1996,
    Respectively                                      2,290,100       1,288,600
  Accounts receivable - related parties                 151,400         159,800
  Accounts receivable - other,
    net of reserve of $79,500 in 1997                    58,300               -
  Inventory                                           1,220,600         773,900
  Prepaid expenses and other                            418,700          48,200
  Deferred state income tax asset                        42,000          39,300
                                                     ----------      ----------

       Total current assets                           4,610,600       3,408,300
                                                     ----------      ----------

FIXED ASSETS, at cost:

  Machinery and equipment                             7,606,400       7,508,400
  Leasehold improvements                              1,459,900       1,247,200
  Furniture and fixtures                                409,200         379,400
  Motor vehicles                                         25,000          25,000
                                                     ----------      ----------
                                                      9,500,500       9,160,000
    Less - accumulated depreciation                   7,681,600       7,323,000
                                                     ----------      ----------

       Net fixed assets                               1,818,900       1,837,000
                                                     ----------      ----------

OTHER ASSETS:
  Investment, net of valuation allowance
    of $163,200 in 1996                                       -               -
  Construction-in-progress                                    -         126,200
  Cash surrender value of officer's life
    insurance, net                                      278,300         265,500
  Deposits and other                                     45,100          21,300
  Purchase price in excess of fair value
    of assets acquired, net of accumulated
    amortization                                        158,800         164,100
                                                     ----------      ----------

       Total other assets                               482,200         577,100
                                                     ----------      ----------

                                                     $6,911,700      $5,822,400
                                                     ==========      ==========


        The accompanying notes are an integral part of these statements.

                      LIABILITIES AND STOCKHOLDERS' EQUITY

                                                        1997            1996
                                                        ----            ----

CURRENT LIABILITIES:
  Current portion of long-term debt                  $  379,600      $  371,700
  Accounts payable                                      967,500         426,800
  Accrued payroll and other                             818,000         638,200
  Dividends payable                                           -         612,000
                                                     ----------      ----------







       Total current liabilities                      2,165,100       2,048,700
                                                     ----------      ----------


LONG-TERM DEBT, less current portion                  1,681,600       2,061,700
                                                     ----------      ----------






STOCKHOLDERS' EQUITY:
  Common stock, $.01 par value,
    10,000,000 shares authorized,
    4,874,920 and 4,152,800 shares issued at
    December 31, 1997 and 1996, respectively,
    and 4,002,916 and 3,280,796 shares
    outstanding at December 31, 1997 and 1996,
    respectively                                         48,700          41,500
  Capital in excess of par value                      1,492,800         118,900
  Retained earnings                                   1,633,000       1,661,100
                                                     ----------      ----------
                                                      3,174,500       1,821,500
    Less - treasury stock, at cost                     (109,500)       (109,500)
                                                     ----------      ----------

       Total stockholders' equity                     3,065,000       1,712,000
                                                     ----------      ----------

                                                     $6,911,700      $5,822,400
                                                     ==========      ==========


        The accompanying notes are an integral part of these statements.

                                 OFC CORPORATION

                            STATEMENTS OF OPERATIONS
                 FOR THE YEARS ENDED DECEMBER 31, 1997 AND 1996


                                                    1997               1996
                                                    ----               ----

REVENUES                                         $13,902,400        $12,601,700

COST OF REVENUES                                   8,574,300          7,570,200
                                                 -----------        -----------

       Gross profit                                5,328,100          5,031,500

SELLING, GENERAL AND ADMINISTRATIVE
  EXPENSES                                         4,496,500          2,729,400
                                                 -----------        -----------

       Income from operations                        831,600          2,302,100
                                                 -----------        -----------

OTHER INCOME (EXPENSES):
  Interest income                                     40,500             45,300
  Interest expense                                  (217,400)          (250,200)
  Other income                                        18,200            103,300
  Loss on investments                                (79,500)          (313,200)
                                                 -----------        -----------

       Total other income (expenses)                (238,200)          (414,800)
                                                 -----------        -----------

       Income from operations before state
          income tax expense                         593,400          1,887,300

STATE INCOME TAX EXPENSE                              33,600             67,100
                                                 -----------        -----------

       Net income                                $   559,800        $ 1,820,200
                                                 ===========        ===========












        The accompanying notes are an integral part of these statements.

                                 OFC CORPORATION

                  STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
                 FOR THE YEARS ENDED DECEMBER 31, 1997 AND 1996


                                    COMMON STOCK          CAPITAL                                   TREASURY STOCK
                                NUMBER                   IN EXCESS     RETAINED       NOTES       NUMBER
                                  OF         $.01 PAR     OF PAR       EARNINGS    RECEIVABLE -     OF
                                SHARES        VALUE        VALUE       (DEFICIT)   STOCKHOLDERS   SHARES       COST         TOTAL
                                ------       --------    ---------     ---------   ------------   ------       ----         -----

BALANCE, December 31, 1995      4,091,920    $40,900    $  111,700    $  452,900    $(58,400)    872,004    $(109,500)   $  437,600

  Issuance of common stock -
    stock option plan              60,900        600         7,200             -           -           -            -         7,800
  Dividends declared                    -          -             -      (612,000)          -           -            -      (612,000)

  Repayment of notes
    receivable -
    stockholders                        -          -             -             -      58,400           -            -        58,400

  Net income                            -          -             -     1,820,200           -           -            -     1,820,200
                                ---------    -------    ----------    ----------    --------     -------    ---------    ----------

BALANCE, December 31, 1996      4,152,820     41,500       118,900     1,661,100           -     872,004     (109,500)    1,712,000

  Issuance of common stock -
    stock option plan             429,100      4,300        50,400             -           -           -            -        54,700
  Issuance of common stock -
    stock grants                  293,000      2,900     1,323,500             -           -           -            -     1,326,400
  Dividends declared                    -          -             -      (587,900)          -           -            -      (587,900)

  Net income                            -          -             -       559,800           -           -            -       559,800
                                ---------    -------    ----------    ----------    --------     -------    ---------    ----------

BALANCE, December 31, 1997      4,874,920    $48,700    $1,492,800    $1,633,000    $      -     872,004    $(109,500)   $3,065,000
                                =========    =======    ==========    ==========    ========     =======    =========    ==========






        The accompanying notes are an integral part of these statements.

                            OFC CORPORATION

                           STATEMENTS OF CASH FLOWS
                FOR THE YEARS ENDED DECEMBER 31, 1997 AND 1996


                                                        1997           1996
                                                        ----           ----

CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income                                        $   559,800     $ 1,820,200

  Adjustments to reconcile net income to net
    cash provided by operating activities:
      Depreciation and amortization                     363,900         313,800
      Reserve for loss on investment                     79,500         163,200
      Common stock issued as compensation             1,326,400               -
      (Increase) decrease in accounts
        receivable                                   (1,001,500)        217,700
      (Increase) decrease in accounts
        receivable - related parties                      8,400        (101,000)
      Increase in accounts receivable - other           (58,300)              -
      Increase in inventory                            (446,700)        (99,500)
      (Increase) decrease in prepaid expenses
        and other                                       (15,400)          6,700
      Increase in deferred state
        income tax asset                                 (2,700)        (29,600)
      Increase in cash surrender value of
        officer's life insurance, net                   (12,800)        (12,500)
      Increase (decrease) in accounts payable           540,700        (525,500)
      Increase in accrued payroll and other             179,800          11,800
                                                    -----------     -----------
        Net cash provided by operating
          activities                                  1,521,100       1,765,300
                                                    -----------     -----------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Construction in progress                                    -        (126,200)
  Acquisition of fixed assets                          (214,300)     (1,319,100)
  Loan to Summit Analyzers, Inc.                       (159,000)              -
  Proceeds from loan to Summit Analyzers, Inc.           79,500               -
  Purchase of marketable securities                           -        (173,200)
  Sale proceeds of marketable securities                160,800               -
  Increase in prepaid expenses and other               (355,100)              -
  Increase (decrease) in deposits and other             (23,800)        240,900
                                                    -----------     -----------
        Net cash used in investing activities          (511,900)     (1,377,600)
                                                    -----------     -----------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Repayments of notes receivable - stockholder                -          58,400
  Proceeds of long-term debt                                  -         677,400
  Proceeds from exercise of stock options                54,700           7,800
  Dividends paid                                     (1,199,900)              -
  Payments on long-term debt                           (372,200)       (291,100)
                                                    -----------     -----------
        Net cash provided by (used in)
          financing activities                       (1,517,400)        452,500
                                                    -----------     -----------

NET INCREASE (DECREASE) IN CASH                        (508,200)        840,200

CASH, beginning of year                                 925,300          85,100
                                                    -----------     -----------

CASH, end of year                                   $   417,100     $   925,300
                                                    ===========     ===========

SUPPLEMENTAL DISCLOSURES:
  Cash paid for interest                            $   216,000     $   242,000
                                                    ===========     ===========

  Cash paid for state income taxes                  $    52,541     $    54,243
                                                    ===========     ===========

NON-CASH FINANCING TRANSACTIONS -
  Common stock issued as compensation               $ 1,326,400     $         -
                                                    ===========     ===========


        The accompanying notes are an integral part of these statements.

                            OFC CORPORATION

                     NOTES TO FINANCIAL STATEMENTS
                      DECEMBER 31, 1997 AND 1996

(1)   OPERATIONS AND SIGNIFICANT ACCOUNTING POLICIES

      OPERATIONS

      OFC Corporation (the Company) is primarily engaged in the custom manufacturing of optical components and assemblies.

      SIGNIFICANT ACCOUNTING POLICIES

      CASH AND CASH EQUIVALENTS

      For the purpose of the statements of cash flows, cash and cash equivalents consist of checking accounts and overnight short-term money market investments.

      MARKETABLE SECURITIES

      At December 31, 1997 and 1996, these include various investments in common stocks and mutual funds stated at cost, which approximates the market value.

      INVENTORY

      Inventory consists primarily of work-in-process ($928,600) and raw materials ($292,000), which is stated at the lower of cost (first-in, first-out) or market. Work in process includes material, labor, and applicable overhead.

      FIXED ASSETS AND DEPRECIATION AND AMORTIZATION

      The Company provides for depreciation of fixed assets using the straight-line method over the following estimated useful lives:

                      Machinery and equipment   5 - 10 years
                      Leasehold improvements        10 years
                      Furniture and fixtures    5 -  7 years
                      Motor vehicles                 3 years

      The Company has in use approximately $6,112,000 of fixed assets, which have been fully depreciated as of December 31, 1997 and 1996.

      Depreciation expense included in cost of revenues and selling, general and administrative expenses was $358,600 and $308,500 for the years ended December 31, 1997 and 1996, respectively.

      The original amount of the purchase price in excess of fair value of assets acquired of $215,300 is a result of an acquisition by the Company of a business in 1987. Amortization is recorded on a straight-line basis over an estimated life of 40 years. As of December 31, 1997 and 1996, the accumulated amortization was $56,500 and $51,200, respectively.

                                 OFC CORPORATION

                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 1997 AND 1996
                                   (Continued)

(1)   OPERATIONS AND SIGNIFICANT ACCOUNTING POLICIES (Continued)

      SIGNIFICANT ACCOUNTING POLICIES (Continued)

      INCOME TAXES

      The Company, with the consent of its stockholders, has elected to be taxed as an S Corporation under the provisions of the Internal Revenue Code
      (IRC). Under these provisions, the Company does not pay Federal corporate income taxes on its taxable income. The Company's items of income, loss, deductions and credits, are passed through to, and taken into account by, its stockholders in computing their individual income taxes.

      The states in which the Company does business either do not recognize the S Corporation provisions of the IRC or subject the Company to various statutory income and excise taxes. State income taxes are provided for at the applicable state statutory rates.

      The significant temporary differences that give rise to deferred state income tax assets and liabilities consist primarily of the differences in the book and tax basis of fixed assets and certain accrued expenses, and differences in the recognition of bad debts and reserves for book and state income tax purposes.

      REVENUES AND CONCENTRATION OF CREDIT

      Sales to prime contractors under U.S. Government military contracts and to U.S. Government agencies aggregated approximately 37% and 41% of total sales for the years ended December 31, 1997 and 1996, respectively. These contracts are subject to audit by the appropriate government agencies. In the opinion of management, the results of such audits, if any, will not have a material effect on the financial position of the Company as of December 31, 1997 and 1996, or on its results of operations for the years then ended.

      Approximately $1,038,800 and $395,000 of aggregate outstanding accounts receivable were due from three customers as of December 31, 1997 and 1996, respectively.

      The Company maintains its cash balances at one institution. The balances are insured by the Federal Deposit Insurance Corporation up to $100,000. At various times during the year, the cash balance exceeded the insured amount. As of December 31, 1997 and 1996, the uninsured portion was approximately $134,000 and $985,000, respectively.

      ESTIMATES

      The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements. Estimates also affect the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

                                 OFC CORPORATION

                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 1997 AND 1996
                                   (Continued)

(2)   NOTE PAYABLE TO A BANK AND LINE OF CREDIT

      The Company has a line of credit agreement with a bank, under which the Company can borrow up to $600,000, subject to borrowing base requirements as defined in the agreement. There were no borrowings on this line of credit at December 31, 1997 or 1996. The agreement expires in June, 1998. Borrowings are due on demand, are secured by all assets of the Company and bear interest at the bank's base lending rate plus 1/2% (8.5% and 8.25% at December 31, 1997 and 1996, respectively). The agreement contains certain covenants and requirements concerning financial ratios and other indebtedness. The Company is in compliance with all such covenants and requirements as of the date of this report.

(3)   LONG-TERM DEBT

      Long-term debt consists of the following:


                                                         1997          1996
                                                         ----          ----

           Note payable to a bank, due in eighty-
             four monthly principal installments of
             $14,500, plus interest at 3/4% above
             the bank's base lending rate (8.5% and
             8.25% at December 31, 1997 and 1996,
             respectively).  All outstanding
             principal (approximately $782,000) is
             due February, 2003.  The note is
             secured by all assets of the Company     $1,679,900    $1,854,500

           Note payable to a bank, due in sixty
             monthly principal installments of
             $3,050 through April, 2001, plus
             interest at 10.25% for the first year,
             and at 1.5% above the bank's base
             lending rate (8.5% and 8.25% at
             December 31, 1997 and 1996,
             respectively) thereafter. The note
             is secured by all assets of the
             Company and is guaranteed by the
             majority stockholder                        122,000       158,600

           Note payable to a bank, due in thirty-
             six monthly principal installments of
             $8,334 through April, 1999, plus
             interest at 10.25% for the first year
             and at 1.5% above the bank's base
             lending rate (8.5% and 8.25% at
             December 31, 1997 and 1996,
             respectively) thereafter. The note
             is secured by all assets of the
             Company and is guaranteed by the
             majority stockholder                        133,400       233,300

                                 OFC CORPORATION

                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 1997 AND 1996
                                   (Continued)

(3)   LONG-TERM DEBT (Continued)

           Note payable to former landlord, due in
             quarterly payments of $20,000 from
             March, 1995, through December, 1998,
             and quarterly payments of $30,000 in
             March and June, 1999. Payments are
             non-interest bearing and have been
             discounted at the rate of 12% (see
             Note 4 on page 10)
                                                          125,900      187,000
                                                       ----------   ----------
                                                        2,061,200    2,433,400
               Less - current portion                     379,600      371,700
                                                       ----------   ----------
                                                       $1,681,600   $2,061,700
                                                       ==========   ==========

      Remaining maturities of long-term debt as of December 31, 1997, are as follows:

                         1998                      $379,600
                         1999                      $302,000
                         2000                      $211,200
                         2001                      $186,800
                         2002                      $174,600
                         2003                      $807,000

      The Company and a realty trust (the Trust) are related through common ownership interests (see Note 4). The President and majority stockholder of the Company is the sole beneficiary of the Trust. The Trust is the sole obligor for two loans in the principal amount aggregating $1,018,000 and $1,031,000, at December 31, 1997 and 1996, respectively. These notes are guaranteed by the Company's President.

(4)   LEASE AGREEMENTS

      RELATED PARTY LEASE AGREEMENTS

      The Company leases a Massachusetts facility from the Trust described in
      Note 3, under an operating lease which expires September, 2006. During 1996, the Trust purchased another building in Massachusetts for lease to the Company. This lease is effective January, 1997, and expires December, 2006. During 1996, the Company started renovations to this building which is included in construction in process at December 31, 1996. The combined annual rent of $234,000, is payable in equal monthly installments, and is subject to an annual adjustment to reflect changes in the fair rental value of the facilities. The Company is responsible for certain insurance, utilities and other operating costs.

      As of December 31, 1997 and 1996, the Trust owed the Company $86,900 and $103,400, respectively, for costs paid on behalf of the Trust, which are included in accounts receivable - related parties in the accompanying balance sheets.

                                 OFC CORPORATION

                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 1997 AND 1996
                                   (Continued)

(4)   LEASE AGREEMENTS (Continued)

      OTHER LEASE AGREEMENTS

      FACILITIES

      The Company leased a facility in New Hampshire under an operating lease expiring in July, 1997. During 1996, the Company leased additional space under the same operating lease. During 1997, the lease was extended through March, 2003. Annual base rent was approximately $124,400. Each of the remaining lease years ending through July, 2000, are subject to a 3% increase. The remaining three years through March, 2003, are fixed at the then current amount. The Company is responsible for all operating costs and real estate taxes. Rent expense for the years ended December 31, 1997 and 1996, was $136,400 and $126,400, respectively.

      The Company leased a facility in California. In 1993, the California division was liquidated and the Company abandoned the California facility. In 1994, the Company entered into an agreement with the California landlord for the remaining obligation of the lease under the terms of the note payable described in Note 3 on page 9. Because the agreement is non-interest bearing, the obligation has been discounted at the rate of 12%. The discounted value of the note payable at the time of the agreement was $309,900. When all of the payments are made, the Company will have no further obligation to the California landlord. If the Company defaults on any payment, $600,000 will immediately become due, less any payments previously made under the agreement. The remaining balance will bear interest at the rate of 10% annually from the date of default until payment.

      EQUIPMENT

      In 1992, the Company entered into a seven-year operating lease with a finance corporation for certain equipment with a value of approximately $755,000. The monthly lease payments under this agreement are approximately $10,800, through July, 1996, then decrease to $10,100 through September, 1999. The Company has the option to purchase the equipment at fair market value at the end of the fifth year of the lease term.

      In 1997, the Company received a lease commitment from a finance company for an eight-year operating lease for certain equipment with a value of approximately $2,600,600. A May 1998, closing date is anticipated. The Company will purchase, construct and install the equipment. As stages are completed, the finance company purchases the equipment from and leases it to, the Company. The total equipment purchases through December 31, 1997, was approximately $1,500,000, of which $339,600 was not purchased by the finance company as of December 31, 1997. This amount is included in prepaid expenses and other in the accompanying balance sheet.

      Until the final closing, the Company pays the finance company interim rent based on Fleet Bank's prime interest rate. The Company paid $28,000 during the year ended December 31, 1997. The expected lease payments upon completion of the equipment acquisition, are approximately $35,000 per month, including executory costs of $2,600, through May, 2006. The Company may terminate the lease and acquire the equipment at month 84 for 20.70% of the original cost. Otherwise, the Company has the option to acquire the equipment at the end of the lease term at the then fair market value.

                                OFC CORPORATION

                         NOTES TO FINANCIAL STATEMENTS
                          DECEMBER 31, 1997 AND 1996

                                  (Continued)

(4)   LEASE AGREEMENTS (Continued)

      OTHER LEASE AGREEMENTS (continued)

      OTHER

      In 1995, the Company entered into two operating leases for computer hardware and software which expire April, 2000. The leases require aggregate monthly payments of $1,525. Lease expense related to these leases was $18,300 per year for the years ended December 31, 1997 and 1996, respectively.

      Future minimum lease payments under all operating lease agreements, including the lease commitment with a finance corporation described on page 10, over the next five years are as follows:

                         1998                            $778,300
                         1999                            $888,700
                         2000                            $786,000
                         2001                            $780,000
                         2002                            $780,000

      SUMMIT ANALYZERS, INC.

      The Company had additional operating leases in 1995 for equipment. A portion of these leases relating to equipment with a value of $168,000 was sublet to Summit Analyzers, Inc. (Summit), a company related through common shareholders.

      In 1996, the Company terminated the operating leases and purchased the equipment and continued to lease the equipment to Summit. On October 25, 1996, the Company transferred the equipment and canceled the outstanding amounts due from Summit in exchange for an approximate ten percent ownership interest in Summit. This investment was recorded at the book value of the equipment transferred and the outstanding balance of the amounts due aggregating $163,200. A valuation allowance was recorded for the entire amount and recorded as loss on investments at December 31, 1996, due to the uncertainty of realization.

      In 1997, the Company advanced Summit $159,000 in the form of promissory notes. The Company exchanged its ownership interest in Summit and its notes receivable with an unrelated party in consideration of new note agreements aggregating $159,000 with the unrelated party. During 1997, the unrelated party paid the Company $79,500 against these notes. The remaining notes accrue interest at 5% and are due July, 1998. The Company has fully reserved the notes at December 31, 1997, due to the uncertainty of realization. The notes are included in accounts receivable-other in the accompanying balance sheet.

(5)   PROFIT SHARING PLAN

      The Company has a profit sharing plan in accordance with Internal Revenue Code Section 401(k). Each eligible participant, as defined, may contribute up to 15% of salary per year. Until January, 1996, the Company contributed an amount equal to 15% of the employee's contribution up to six percent of their salary. The Company's contribution was raised to 20% as of January 1, 1996. The Company contributed approximately $20,900 and $15,800 for the years ended December 31, 1997 and 1996, respectively.

                            OFC CORPORATION

                     NOTES TO FINANCIAL STATEMENTS
                      DECEMBER 31, 1997 AND 1996
                              (Continued)

(6)   LIFE INSURANCE

      The Company is the owner and beneficiary of life insurance policies, having a total face value of $500,000, on the life of the President of the Company who is also the majority stockholder. The Company also participates in a split dollar life insurance policy, with a face value of $500,000, under which the Company owns the cash surrender value and the President designates the beneficiary. As of December 31, 1997 and 1996, total net cash surrender value of these policies was $278,300 and $265,500, respectively, net of policy loans of $145,800 and $108,500, respectively. The Company has assigned the beneficial interest of $500,000 of life insurance proceeds and net cash surrender value of $147,900 to the first bank described in Note 3.

(7)   STOCK PURCHASE AGREEMENTS

      During 1991, the Company entered into stock purchase agreements whereby two officers of the Company purchased 120,000 and 40,000 shares of the Company's common stock for $62,600 and $20,850, payable in three and five equal annual installments with interest at 6.81% and 8.74%, respectively. As of December 31, 1997, both officers made the required payments under the above agreements.

      Upon the death, disability, or termination of any of the above stockholders, the Company must buy back the stock at a price in accordance with the provisions of the agreement.

(8)   STOCK OPTION PLAN AND GRANTS

      During 1995, the Company granted certain key employees 500,000 options pursuant to its 1995 Stock Option Plan. Options that have been granted and are outstanding expire ten years from the date of grant and become exercisable at rates tied to the profitability of the Company and/or its divisions (with the exception of 98,000 options in 1996 which became exercisable one year from the date of grant). The following is a summary of the activity in the Company's stock option plan:

                                                        Option
                                                         Plan
                                                        Shares
                                                        ------

                   Outstanding, December 31, 1995      480,000

                     Granted                            10,000
                     Exercised                         (60,900)
                                                      --------

                   Outstanding, December 31, 1996      429,100

                     Granted                                 -
                     Exercised                        (429,100)
                                                      --------

                   Outstanding, December 31, 1997            -
                                                      --------

                                 OFC CORPORATION

                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 1997 AND 1996
                                   (Continued)

(8)   STOCK OPTION PLAN AND GRANTS (Continued)

      All options granted under the plan have an exercise price of $.1275 per share. No compensation expense was recorded in the accompanying financial statements as the exercise price equals the estimated fair value of the Company's stock on the grant date. Options issued under the plan are not transferrable except through the estate of a deceased optionee. Such options expire six months following the death of the optionee.

      If the optionee terminates employment with the Company because of disability, the issued options will expire six months from the date of the termination. Should the optionee terminate employment for any other reason, the options issued expire sixty days following the date of the termination.

      The Company maintains the right of first refusal to purchase shares issued under the plan in the event that an optionee, who has purchased shares under the plan, entertains an offer for sale from a third party. The Company also maintains the right of repurchase with respect to all shares issued under the plan if the optionee terminates employment with the Company for any reason. Such shares would be repurchased at fair market value.

      On December 31, 1997, the Company granted 293,000 shares of common stock to certain employees and directors. The shares had an aggregate estimated fair value of $1,326,400 at the time of grant. These grants are reported as compensation, common stock and capital in excess of par value in the accompanying financial statements.

(9)   NOTES RECEIVABLE

      In 1996, the Company loaned $150,000 to an unrelated corporation in the form of forty-five day notes that bear interest at 10% per annum. Principal and interest are convertible at the Company's option into stock ownership. As of December 31, 1996, the Company has written off the entire note balance of $150,000 as loss on investments.

(10)  SUBSEQUENT EVENTS

      On December 30, 1997, the shareholders of the Company signed an agreement to sell for cash and common stock of the acquirer, all of the Company's outstanding common stock and any options to purchase any such stock. A January, 1998, closing date is anticipated.

      In January, 1998, the Company signed a lease agreement for additional facility space for the Keene, NH facility. The lease is for a five year term with an option to extend for another five years. The approximate annual lease payment will be as follows:

                            Year 1                $30,000
                            Year 2                $32,400
                            Years 3 - 5           $42,000